EXHIBIT 23.3

                                     B E A R
                     Business Equity Appraisal Reports, Inc.
                     865 Laurel Street, San Carlos, CA 94070
            (650) 592-6041 (650) 508-4410 email: bearval@bearval.com


March 2, 2001

Micromem Technologies Inc.
150 York Street
Suite 302
Toronto, Ontario
M5H 3S5 Canada

Re: HFRAM Valuation Report

            We understand that Micromem Technologies, Inc. ("Micromem") wishes to refer to, and quote from, our report entitled, "Estimated Market Value of HFRAM Technology", dated as of July 6, 1998 (the "Valuation Report"), in a Registration Statement on Form S-8 (the "Registration Statement") which Micromem is filing with the Securities and Exchange Commission. We have reviewed the references to, and quotes from, the Valuation Report that Micromem intends to include in the Registration Statement and hereby consent to the use in the Registration Statement of those or substantially similar references and quotes.


Yours truly,

BUSINESS EQUITY APPRAISALS REPORT, INC.


/s/ Hans P. Schroeder
------------------------
Hans P. Schroeder
President